INVESTMENT EDGE & INVESTMENT EDGE SELECT

First-Class Mail: Express Mail:

Application for an Individual Annuity AXA Equitable AXA Equitable

P. Retirement O. Box 1577 Service Solutions Retirement Service Solutions 500 Plaza Drive, 6th Floor

Secaucus, NJ 07096-1577

Secaucus, NJ 07094-3619

For Assistance, please call 800-338-3434 www.axa.com PLEASE PRINT AXA Advisors, LLC

1. Contract Series and Type

R A. Choose a Contract Series: Investment Edge Investment Edge Select

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($10,000 minimum contribution) ($25,000 minimum contribution)

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U I B. Choose a Contract Type: Inherited IRA BCO (Direct Transfer of Decedent IRA) R Non-Qualified Inherited Roth IRA BCO (Direct Transfer of Decedent E Traditional IRA Roth IRA) D Roth IRA Inherited NQ (1035 Exchange of Decedent NQ) SEP IRA Non-Spousal Beneficiary QP Direct Rollover to an Qualified Plan Defined Contribution (DC) Inherited IRA BCO

Non-Spousal Beneficiary QP Direct Rollover to an Qualified Plan Defined Benefit (DB) Inherited Roth IRA BCO

C. Total Initial Contribution(s): $ (Estimated Value Required In Case of Transfer or Exchange) R Specify Method(s) of Payment:

E Check or Wire (make check payable to: AXA Equitable) Rollover (IRA, Roth or SEP IRA)

Q 1035 Exchange(NQ, Inherited NQ) IRA Regular Contribution for the year 20             U (IRA or Roth IRA) CD or Mutual Fund Proceeds (NQ) I Employer Contribution to SEP IRA

R Direct Transfer (IRA, Roth IRA or SEP IRA) (Employee contributions not permitted) E Financial Professional/Client will request funds Direct Rollover (Non-Spousal Beneficiary QP to D (AXA Equitable’s assistance in collecting funds not Inherited IRA only) required) (IRA or Roth IRA) Direct Rollover (Non-Spousal Beneficiary QP to an Inherited Roth IRA)

2. Account Registration (Please print) (Must be legal resident of U.S.)

A. Owner (Check one) Individual UGMA/UTMA (Child’s SSN )

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E The Owner types below require additional form(s). See the New Business Form Booklet for more information.

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Trust Qualified Plan Trust (DC/DB) Other Non-Natural Owner

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I Beneficiary of Deceased IRA or NQ Owner Non-Spousal Beneficiary of Deceased QP Participant

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E Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

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Owner Name (First) (Middle Initial) (Last) Employer Name (for SEP IRA contracts only)

Owner Taxpayer Identification Number (Please check one.) SSN EIN ITIN

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 11.

Email Address

AXA Equitable Life Insurance Company

Home Office: 1290 Avenue of the Americas, New York, NY 10104

X03861_National Cat. No. 154086 All Series ICC15 App 01 IE AXA Advisors, LLC Page 1 of 9

B. PATRIOT Act Information If the owner is not an individual, the annuitant must complete this section.

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U.S. Citizen Yes No If yes, check one: Valid Driver’s License Passport State Issued ID

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Q If no, check either: U.S. Visa (Complete below) or Permanent Resident (Green Card) (Copy of document required)

U I

R Identification/Passport# Exp. Date U.S. Visa Type (if applicable)

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D Your Employer’s Name Your Occupation

C. Joint Owner (Must be legal resident of U.S.) NQ Only

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone #

Name

(First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN

U.S. Primary Residential Address — No P.O. Box City State Zip Code

Email Address

Joint Owner Form of Identification (Please check one) Valid Driver’s License Passport State Issued ID

Identification Number Exp. Date (MM/DD/YYYY)

D. Annuitant (If other than Owner.) Annuitant must complete the PATRIOT Act Information section 2B above if the owner is NOT an individual.

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone # Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN

U.S. Primary Residential Address only — No P.O. Box City State Zip Code

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant’s 95th Birthday. You may commence payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

E. Joint Annuitant

• For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses.

Male Female Date of Birth (MM/DD/YYYY) Daytime Phone # Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code

Investment Edge — All Series ICC15 App 01 IE Page 2 of 9

3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

R Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

E A. Primary

Q 1. %

U Primary Beneficiary Name Relationship to Owner1

I SSN EIN ITIN

R Date of Birth

E

D Address Phone #

2. % 1 Primary Beneficiary Name Relationship to Owner

SSN EIN ITIN Date of Birth Address Phone #

B. Contingent %

1. 1 Contingent Beneficiary Name Relationship to Owner

SSN EIN ITIN Date of Birth Address Phone #

2. % 1 Contingent Beneficiary Name Relationship to Owner

SSN EIN ITIN Date of Birth Address Phone #

1 Please enter the relationship to the annuitant when the Owner is not an Individual.

4. Optional Guaranteed Benefit Rider Election

This optional rider is purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply to this rider before making an election.

If you do not elect this Optional Guaranteed Benefit Rider, the Death Benefit is equal to the return of account value.

The benefit rider is optional and may only be elected at the time of application. As long as this rider is in effect, there are additional charges for this rider which may increase based on your attained age. You may drop this rider at any time.

Please note: This rider will automatically be dropped once you elect Income Edge Series and your election becomes effective. Unless and until your Income Edge Series election becomes effective, the rider will continue to remain in effect as will any limitations, restrictions, and/or charges applicable under the rider.

4A: PROTECTED PREMIUM DEATH BENEFIT

If you do not make an election in this section, the Protected Premium Death Benefit is declined and your contract will be issued with a Return of Account Value death benefit.

Yes, I wish to elect Protected Premium Death Benefit (Available for Owner issue ages 0-85)1

1 Not available for Inherited NQ

5. General Dollar Cost Averaging (DCA)

Please select the DCA destination funds in Section 6. The first DCA transfer to these funds will occur upon issuance of your contract; subsequent DCA transfers will occur monthly over the remaining portion of the time period selected below.

The remaining portion of your initial contribution not allocated to the DCA destination funds will be allocated to the DCA EQ/Money Market.

Your future contributions will be allocated according to the instructions provided in Section 6, unless otherwise instructed by you.

Check box for one time period. 3 months 6 months 12 months

Investment Edge — All Series ICC15 App 01 IE Page 3 of 9

R 6. Investment Selection

E • You must allocate your initial contribution among the Packaged Portfolios/Alternative Options and the Investment Options Q below using the Contribution Allocation % column.

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I • All future contributions will be allocated according to the percentages below unless otherwise instructed by you. R • If you elected General Dollar Cost Averaging in Section 5, the DCA transfers will be made periodically according to the E allocation instructions provided below.

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Packaged Portfolios and Alternative Options

Percentages must be whole numbers and must total 100%.

Contribution Contribution Allocation% Allocation% (Required) (Required)

Charter Asset Allocation Portfolios Asset Allocation (Continued) Diversi?ed Portfolios All Asset Alternative Portfolios

% CharterSM Conservative % All Asset Aggressive—Alt 25

% CharterSM Moderate % All Asset Aggressive—Alt 50

% CharterSM Moderate Growth % All Asset Aggressive—Alt 75

% CharterSM Growth Specialty

% CharterSM Aggressive Growth Alternatives/Specialty

International Portfolios % ALPS/Red Rocks Listed Private Equity Portfolio

% CharterSM International Moderate % AXA SmartBetaTM Equity

Income and Rising Rate/In?ation Portfolios % EQ/Convertible Securities

% EQ/GAMCO Mergers and Acquisitions

% CharterSM Income Strategies

SM % Guggenheim VIF Global Managed Futures Strategy Fund

% Charter Interest Rate Strategies % Janus Aspen INTECH U.S. Low Volatility Portfolio

% CharterSM Real Assets % EQ/Low Volatility Global ETF

Alternative Portfolios % Neuberger Berman Absolute Return Multi-Manager Portfolio

% Putnam VT Absolute Return 500 Fund

% CharterSM Alternative 100 Moderate

Asset Allocation Commodities Risk Based Portfolios % AXA Natural Resources

% EQ/Energy ETF

% AXA Moderate Allocation % Ivy Funds VIP Energy

% AXA Moderate-Plus Allocation % PIMCO VIT CommodityRealReturn® Strategy Portfolio

% AXA Aggressive Allocation % Van Eck VIP Global Hard Assets Fund

Manager Select Portfolios

REITs

% 7TwelveTM Balanced Portfolio % AB VPS Real Estate Investment Portfolio

% AXA/AB Dynamic Moderate Growth % Invesco V.I. Global Real Estate Fund American Funds Insurance Series® % EQ/Real Estate PLUS

% Asset Allocation FundSM

% BlackRock Global Allocation V.I. Fund Sector

% First Trust/Dow Jones Dividend & Income Allocation Portfolio % Invesco V.I. Global Health Care Fund

% First Trust Multi Income Allocation Portfolio % Ivy Funds VIP Science and Technology

% Franklin Founding Funds Allocation VIP Fund % MFS® Utilities Series

% Franklin Income VIP Fund % Multimanager Technology

% Invesco V.I. Balanced-Risk Allocation Fund

% T. Rowe Price Health Sciences Portfolio-II

% Ivy Funds VIP Asset Strategy

% Janus Aspen Balanced Portfolio Large Cap Value Stocks

% JPMorgan Insurance Trust Global Allocation Portfolio % AB VPS Growth and Income Portfolio

% JPMorgan Insurance Trust Income Builder Portfolio % EQ/BlackRock Basic Value Equity

% PIMCO Global Multi-Asset Managed Allocation Portfolio

% EQ/Boston Advisors Equity Income

% Putnam VT Global Asset Allocation Fund

% ClearBridge Variable Dividend Strategy Portfolio

% QS Legg Mason Dynamic Multi-Strategy VIT Portfolio

% SEI VP Conservative Strategy Fund % Franklin Mutual Shares VIP Fund

% SEI VP Moderate Strategy Fund % EQ/Large Cap Value Index

% SEI VP Balanced Strategy Fund % MFS® Value Series

% SEI VP Market Growth Strategy Fund % T. Rowe Price Equity-Income Portfolio-II

% SEI VP Market Plus Strategy Fund

Investment Edge — All Series ICC15 App 01 IE Page 4 of 9

6. Investment Selection (Continued)

Investment Options

Contribution Contribution Allocation% Allocation% (Required) (Required)

Large Cap Blend Stocks International Stocks (Continued)

American Funds Insurance Series® Emerging Market Stocks

% Growth-Income FundSM % American Funds Insurance Series® New World Fund®

% EQ/Common Stock Index % Delaware VIP® Emerging Markets Series

% EQ/Equity 500 Index % EQ/Emerging Markets Equity PLUS

% Fidelity® VIP Contrafund® Portfolio % Lazard Retirement Emerging Markets Equity Portfolio

% Franklin Rising Dividends VIP Fund Global Stocks

% Hartford Capital Appreciation HLS Fund

% AB VPS Global Thematic Growth Portfolio

% MFS® Investors Trust Series

American Funds Insurance Series®

% Putnam VT Research Fund % Global Growth FundSM

Large Cap Growth Stocks American Funds Insurance Series®

% EQ/Calvert Socially Responsible % Global Small Capitalization FundSM

% ClearBridge Variable Aggressive Growth Portfolio % BlackRock Global Opportunities V.l. Fund

% Hartford Growth Opportunities HLS Fund % EQ/Oppenheimer Global

% EQ/Large Cap Growth Index % AXA/Templeton Global Equity Managed Volatility

% AXA/Loomis Sayles Growth Bonds

% MFS® Research Series Core Bonds

% EQ/T. Rowe Price Growth Stock % EQ/Core Bond Index

Mid Cap Stocks % Delaware VIP® Diversified Income Series Mid Cap Value Stocks % AXA/DoubleLine Opportunistic Core Plus Bond

% AB VPS Small/Mid Cap Value Portfolio % Eaton Vance VT Floating-Rate Income Fund

% American Century VP Mid Cap Value Fund % Fidelity® VIP Strategic Income Portfolio Mid Cap Blend Stocks % Janus Aspen Flexible Bond Portfolio

% EQ/Intermediate Government Bond

% EQ/Mid Cap Index

% Lord Abbett Series Fund Bond Debenture Portfolio

Mid Cap Growth Stocks

% Federated Kaufmann Fund II % PIMCO VIT Total Return Portfolio

% Putnam VT Diversified Income Fund

% Fidelity® VIP Mid Cap Portfolio

% EQ/Morgan Stanley Mid Cap Growth Short Term Bonds

% AXA/AB Short Duration Government Bond

Small Cap Stocks

Small Cap Value Stocks % Delaware VIP® Limited-Term Diversified Income Series

% EQ/PIMCO Ultra Short Bond

% CharterSM Small Cap Value

% EQ/GAMCO Small Company Value Inflation Linked (TIPS)

% American Century VP Inflation Protection Fund

Small Cap Blend Stocks

% Invesco V.I. Small Cap Equity Fund % EQ/PIMCO Global Real Return

% EQ/Small Company Index High Yield Bonds

% EQ/High Yield Bond

Small Cap Growth Stocks

% AXA/AB Small Cap Growth % Federated High Income Bond Fund II

% Invesco V.I. High Yield Fund

% CharterSM Small Cap Growth

% Ivy Funds VIP Micro Cap Growth International Bonds

% PIMCO VIT Emerging Markets Bond Portfolio

International Stocks

% PIMCO VIT Global Bond Portfolio (Unhedged)

International Stocks

® % Templeton Global Bond VIP Fund American Funds Insurance Series

% International Growth and Income FundSM % Van Eck VIP Unconstrained Emerging Markets Bond Fund

% EQ/International Equity Index Cash/Cash Equivalents

% Invesco V.I. International Growth Fund % EQ/Money Market

% EQ/MFS International Growth

% MFS® International Value Portfolio

% Neuberger Berman International Equity Portfolio

Investment Edge — All Series ICC15 App 01 IE Page 5 of 9

7. Rebalancing

Your account value will be automatically reallocated to the Allocation selections in Section 6.

Please select a frequency.

Quarterly Semi-Annually Annually

8. Broker Transfer Authority Disclosure

Yes. I have granted authority to each of my Financial Professional(s), which are listed below, to act as my agent and provide to AXA Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the Financial Professional’s(s’) ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

9. Current Insurance BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.

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E Owner Response Financial Replacement Questions Professional Q Response

U 1. Does the Owner have any other existing life insurance or annuities?

I Yes No Yes No

R (If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)

E

D 2. Will any life insurance or annuity be (or has it been) surrendered, Yes No Yes No withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Owner?

(If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)

Company Type of Plan Year Issued Certificate/Contract Number Company Type of Plan Year Issued Certificate/Contract Number Company Type of Plan Year Issued Certificate/Contract Number

10. Fraud Warning

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

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11. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following:

Mailing Address — P.O. Box accepted City State Zip Code

12. Electronic Delivery

If you are enrolled to receive electronic delivery of ALL DOCUMENTS by your second contract date anniversary and maintain that enrollment going forward, the Contract Maintenance Fee Tier I of $50 will be waived.

I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.

My email address is1:

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable’s website. Please logon to axa.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on axa.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

1 Custodially owned contracts: please provide the annuitant’s email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

Investment Edge — All Series ICC15 App 01 IE Page 7 of 9

13. Signature and Acknowledgements

GENERAL • DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

ACCOUNT VALUE(S) ATTRIBUTABLE TO ALLOCATIONS TO THE VARIABLE INVESTMENT OPTIONS, AND ANY VARIABLE ANNUITY BENEFIT PAYMENTS I MAY ELECT, MAY INCREASE OR DECREASE AND ARE NOT

GUARANTEED AS TO DOLLAR AMOUNT.

In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.

Under penalty of perjury, I certify that the Taxpayer Identification Number in Section 2 is correct.

All information and statements furnished in this application are true and complete to the best of my knowledge and belief.

AXA Equitable may accept amendments to this application provided by me or under my authority.

No Financial Professional has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing.

Charges under the Contract generally apply for the duration of the Contract.

Fees, Charges and Investment Options vary by Series.

Prospectus Information: I acknowledge that I have received the most current prospectus and supplements, for Investment Edge. After reviewing my financial information and goals with my Financial Professional, I believe that this Certificate/Contract will meet my financial goals.

R Consent for Delivery of Initial Prospectus on CD-ROM:

E

Yes. By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial Q prospectus on computer readable compact disk ‘‘CD’’, and that my computer has a CD drive and I am able to access the U I CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all R subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s E Electronic Delivery Service.

D When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you understand the terms and conditions set forth in this application.

Contract State:

R We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/ E application in a state other than your primary residence state: Q I certify that either: I have a second residence where the enrollment form/application was signed (the state of sale) or U I work or maintain a business in the state where the enrollment form/application was signed (the state of sale).

I (Please check one)

R E X

D Owner Signature City, State Date (MM/DD/YYYY)

X

Joint Owner Signature City, State Date (MM/DD/YYYY)

X

Annuitant Signature (if different than Owner) City, State Date (MM/DD/YYYY)

X

Joint Annuitant Signature City, State Date (MM/DD/YYYY)

Investment Edge — All Series ICC15 App 01 IE Page 8 of 9

REQUIRED

14. Financial Professional Section

A. Did you (i) verify the identity by reviewing the driver’s license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity’s existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer’s assets and income? Yes No

B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? Yes No

If “Yes”, please provide explanation of position and relationship

C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? Yes No

(If ‘‘Yes’’, you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.)

* Active Duty means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

X

Primary Financial Professional Signature Social Security Number Agent Code

%

Print Name Phone Number

Client Account Number Email Address Agent Location

X

Financial Professional Signature Social Security Number Agent Code

%

Print Name Phone Number

Financial Professional Use Only. Contact your home office for program information.

Once selected, program cannot be changed.

Option I Option II1 Option III1

1 Applicable to Investment Edge only.

Investment Edge — All Series Cat No. 154086 ICC15 App 01 IE Page 9 of 9